August 29, 1996



VIA FACSIMILE

N.H. Associates
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois  60015
Attn:  Ilona Adams

     Re: Agreement of Sale dated July 15, 1996 by and between Jupiter Realty Corporation ("Purchaser") and N.H. Associates ("Seller")

Dear Ms. Adams:

     On behalf of the Purchaser, this letter will serve as Purchaser's termination notice to Seller required under Paragraph 7.1 of the Agreement. By copy of this letter, I am requesting on behalf of Purchaser that Near North National Title Insurance Company terminate the Escrow Agreement and refund the Earnest Money, together with all interest accrued thereon, to Purchaser.

     Should you have any questions with respect to this matter, please call me or have your counsel call me.

                              Very truly yours,

                              /s/ Donald Horvath

                              Donald S. Horvath


cc:  Alan Lieberman  (via facsimile)
     Daniel J. Perlman, Esq. (via facsimile)
     Gregory Davine (via facsimile)
     Jay Luzuriaga (via facsimile)
     Near North Title Corporation, Attn: Jan Jerndt (via facsimile)
     Donald I. Resnick, Esq.
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